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                           Amendment #7 to Exhibit A

     Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Funds is hereby amended by adding the following to the List of Portfolios:

The following is a list of Portfolios     The following is a list of Investment
referred to in the first WHEREAS clause   Portfolios referred to in Section 28
of the Agreement.                         of the Agreement.
Global Equity

Dated as of December 29, 2000


                                          BT INVESTMENT FUNDS

                                          By: /s/ Daniel O. Hirsch

                                          Name:   Daniel O. Hirsch

                                          Title:  Secretary


                                          BANKERS TRUST COMPANY

                                          By: /s/ Ross C. Youngman

                                          Name:   Ross C. Youngman

                                          Title:  Managing Director